UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

BEACON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Clarendon Street

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 425-4600

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.01 per share	BBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Closing of the Offering

Pursuant to the Underwriting Agreement (as defined below), on August 20, 2026 (the “Closing Date”), Beacon Financial Corporation (the “Company”) completed the issuance and sale (the “Offering”) of $175,000,000 aggregate principal amount of the Company’s 6.25% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”). The Notes were sold pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-294016) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2026 and became effective automatically upon filing, a base prospectus included as part of the Registration Statement, a preliminary prospectus supplement, dated August 17, 2026, filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act, a pricing term sheet, dated August 17, 2026, filed with the SEC as a free writing prospectus pursuant to Rule 433 under the Securities Act, and a final prospectus supplement, dated August 17, 2026, filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

The Notes have been issued under the Subordinated Indenture, dated as of August 20, 2026 (the “Subordinated Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 20, 2026 (the “First Supplemental Indenture,” and, together with the Subordinated Indenture, the “Indenture”).

The Notes are the Company’s unsecured, subordinated obligations. Unless earlier redeemed, the Notes will mature on September 1, 2036. From and including the date of issuance to, but excluding, September 1, 2031 or any earlier redemption date, the Notes will bear interest at a fixed annual interest rate equal to 6.25%, payable semi-annually in arrears on each March 1 and September 1, commencing on March 1, 2027. From and including September 1, 2031 to, but excluding, the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to a benchmark rate (expected to be Three-Month Term SOFR) plus a spread of 215 basis points (2.15%), payable quarterly in arrears on each March 1, June 1, September 1, and December 1, beginning on December 1, 2031.

The Notes are unsecured and rank subordinate and junior, to the extent and in the manner set forth in the Indenture, in right of payment and upon liquidation to all of the Company’s existing and future senior indebtedness, whether secured or unsecured. The Notes rank equally among themselves and with all of the Company’s other subordinated unsecured indebtedness the terms of which provide that such indebtedness is not superior in right of payment to the Notes. The Notes are intended to qualify (subject to applicable limitations) as Tier 2 capital under applicable capital regulations, guidance and interpretations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Notes rank senior in right of payment and upon liquidation to the Company’s outstanding junior subordinated debentures underlying its outstanding trust preferred securities. Because the Company is a holding company, the Notes are also effectively subordinated to all existing and future indebtedness, deposits and other liabilities of the Bank and the Company’s other subsidiaries.

The Company may, at its option, beginning with the interest payment date of September 1, 2031, and on any date thereafter, redeem the Notes, in whole at any time or in part from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

The Company may also redeem the Notes at any time prior to their maturity, including prior to September 1, 2031, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event,” as described in the Indenture, or upon the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the date of redemption.

Payment of principal on the Notes may be accelerated in the case of certain events of bankruptcy or insolvency involving the Company or Beacon Bank & Trust (the “Bank”). There is no automatic acceleration or right of acceleration in the case of default in the payment of interest on the Notes or in the performance of any of the other obligations under the Notes or the Indenture.

The foregoing summary of the terms of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Subordinated Indenture, the First Supplemental Indenture and the form of the Notes, which are included herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Underwriting Agreement

In connection with the Offering, on August 17, 2026, the Company and the Bank entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company agreed to sell, and the Underwriters agreed to purchase, the Notes. The Company estimates that the net proceeds of the Offering were approximately $171.8 million, after deducting the underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering, together with cash on hand, if needed, to redeem the 2029 Notes (as defined below), plus accrued interest, and for general corporate purposes.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities related to the Registration Statement, the preliminary prospectus supplement, the final prospectus supplement and any free writing prospectus used by the Company.

The foregoing summary of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is included herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On August 14, 2026, the Company delivered a company order to the Trustee, instructing the Trustee to deliver a redemption notice on August 14, 2026 (the “Redemption Notice”) to each holder of the Company’s outstanding $75 million aggregate principal amount of 6.0% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “2029 Notes”) assumed from Brookline Bancorp, Inc. (“Brookline”) in connection with the Company’s merger of equals with Brookline that closed on September 1, 2025.

Pursuant to the terms of the 2029 Notes, on September 15, 2026 (the “Redemption Date”), the Company will redeem the 2029 Notes in full at a redemption price of 100% of the principal amount plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Redemption Price”). Interest on the 2029 Notes will cease to accrue on and after the Redemption Date, and no 2029 Notes will remain outstanding following the redemption.

Item 9.01. Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated as of August 17, 2026, by and among Beacon Financial Corporation, Beacon Bank & Trust, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co., as representatives of the several underwriters named therein.
4.1	Subordinated Indenture, dated as of August 20, 2026, by and between Beacon Financial Corporation and U.S. Bank Trust Company, National Association.
4.2	First Supplemental Indenture, dated as of August 20, 2026, by and between Beacon Financial Corporation and U.S. Bank Trust Company, National Association.
4.3	Form of 6.25% Fixed-to-Floating Rate Subordinated Notes due 2036 (included in Exhibit 4.2).
5.1	Opinion of Covington & Burling LLP.
23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON FINANCIAL CORPORATION

By:	/s/ Carl M. Carlson
Carl M. Carlson
Chief Financial & Strategy Officer

Date:	August 20, 2026